UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 2, 2016

_________________________

NEXEON MEDSYSTEMS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55655	81-0756622
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1708 Jaggie Fox Way Lexington, Kentucky	40511
(Address of Principal Executive Offices)	(Zip Code)

844-919-9990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

1

Item 3.02	Unregistered Sales of Equity Securities

On February 2, 2016, the Company initiated a private placement under Rule 506 of Regulation D, for the sale of 2,500,000 Units, at $1.00 per Unit for a total offering of $2,500,000, each Unit consisting of one share of restricted common stock and one warrant to purchase one additional share of restricted common stock. The warrants have an exercise price of $2.00 per share and expire 36 months from the expiration date of the private placement (the “Offering”). The Offering was subsequently increased to 5,500,000 Units for a total offering of $5,500,000 and extended to December 31, 2016, with the Company reserving the right to conclude the Offering prior to December 31, 2016.

On December 2, 2016, the Company closed the Offering. The Company received net proceeds of $2,990,946 in connection with the Offering. No commissions were paid on the sales. In addition, the Company converted $1,287,564 in shareholder debt for Units in the Offering.

The issuance of the Units pursuant to the Offering was made in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, including, without limitation, the exemptions under Section 4(a)(2) thereof, and Regulation D thereunder.  No general solicitation or advertising was used in connection with the sales of the Units in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

	By:	/s/ Ronald Conquest
Date: December 5, 2016		Ronald Conquest
Chief Operating Officer

2